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Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

        We hereby consent to the use of our name and information related to reserves in the Annual Report on Form 10-K/A of Western Gas Resources, Inc. and Subsidiaries (the "Company") for the year ended December 31, 2003.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ G. LANCE BINDER G. Lance Binder Executive Vice President

Dallas, Texas
November 19, 2004

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  Exhibit 23.2